SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

Clinton Spotlight Master Fund, L.P.

Clinton Retail Opportunity Partnership, L.P.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

Charles R. Engles

Seth E. Gardner

Michael McMullen

Michael McNamara

Patrice E. Merrin

Brian Schweitzer

Gregory P. Taxin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

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On April 10, 2013, Clinton Group, Inc. and its affiliates (collectively, "Clinton") issued a press release expressing its disapproval of the belated decision by the board of directors of Stillwater Mining Inc. ("Stillwater") to abide by Stillwater's 2004 Equity Incentive Plan and rescind improper grants of Stillwater stock to its Chief Executive Officer. A copy of the press release is filed herewith as Exhibit 1.

In addition, Clinton posted an additional reference to the "Press" section of www.tapstillwater.com. A copy of the additional reference is filed herewith as Exhibit 2.

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